 TIDAL TRUST IV 485BPOS

Exhibit 99(j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post-Effective Amendment No. 4 and Amendment No. 6 to the Registration Statement on Form N-1A of Tidal Trust IV with respect to Voya Core Bond ETF, Voya Multi-Sector Income ETF and Voya Ultra Short Income ETF, each a series of shares of Tidal Trust IV, under the heading “Independent Registered Public Accounting Firm” in the Prospectus and in the Statement of Additional Information.

/s/ TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania

October 22, 2025